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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Western Water Company:


We consent to incorporation by reference in the registration statements (Nos. 333-28759, 333-19595, 333-10367, 33-47606, 33-64750, 33-74278, 33-80137 and
33-88062) on Form S-3 of Western Water Company of our report dated May 14, 1999, relating to the consolidated balance sheets of Western Water Company and subsidiaries as of March 31, 1999 and 1998 and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1999, which report appears in the March 31, 1999 Annual Report on Form 10-K of Western Water Company.




                                        /s/ KPMG LLP
                                        ----------------------------------------
                                        KMPG LLP


San Diego, California
May 28, 1999